Exhibit 99.1

AMWELL ANNOUNCES RESULTS FOR Fourth QUARTER AND FULL YEAR 2023

BOSTON, Feb. 14, 2024 –Amwell® (NYSE: AMWL), a leader in hybrid care enablement, today announced financial results for the fourth quarter and full year ended Dec. 31, 2023.

“Fiscal 2023 marked the close of an important year for Amwell as we advanced our goals in the market for enabling digital healthcare. We secured and deployed strategic clients who provide us with important validation for our solution. We successfully migrated more than half our volume onto our new platform, Converge, and the ROI proof points are accumulating,” said Ido Schoenberg, MD, chairman and CEO of Amwell. “Finally, we improved efficiency in our company and put in place the important elements to transform our commercial organization to reaccelerate momentum in our business. With the achievements of 2023, we begin 2024 with high conviction regarding our path to profitability.”

Amwell Fourth Quarter 2023 Highlights:

•
Recorded Total Revenue of $70.7 million
o
Achieved subscription revenue of $27.3 million
o
Recorded Amwell Medical Group (“AMG”) visit revenue of $32.1 million
•
Reported gross margin of 34%
•
Net loss was ($50.0) million, compared to ($137.1) million in third quarter of 2023
•
Q3 2023 reflects non-cash goodwill impairment charges of $78.9 million
•
Adjusted EBITDA of ($36.9) million compared to ($38.5) million in the third quarter of 2023
•
Total active providers were 103,000
•
Total visits were 1.6 million; visits on Converge grew to 52% of total visits.

Full Year 2023 Financial Highlights:

•
Recorded Total Revenue of $259.0 million
o
Achieved subscription revenue of $112.4 million
o
Recorded AMG visit revenue of $119.5 million
•
Reported gross margin of 37%
•
Net loss was ($679.2) million (reflects non-cash goodwill impairment charges of $436.5 million) compared to ($272.1) million in 2022
•
Adjusted EBITDA of ($165.4) million compared to ($175.3) million in 2022
•
Total visits were 6.3 million
•
Cash and short-term securities as of quarter-end were approximately $372.0 million.

Financial Outlook

The company provided 2024 financial guidance, along with a preliminary view on revenue and adjusted EBITDA for 2025, as well as its objective to attain adjusted EBITDA breakeven.

•
The Company’s 2024 guidance calls for:
o
Revenue in the range of $259 to $269 million
o
AMG visits between 1.6 and 1.7 million
o
Adjusted EBITDA in the range of between ($160) million to ($155) million. (This reflects incremental Research and Development investment associated with the previously announced deployment supporting the Defense Health Agency’s “Digital First” initiative.)

•
Additionally, the Company’s preliminary view for 2025 calls for:
o
Revenue in the range of $335 to $350 million

o
Adjusted EBITDA in the range of between ($45) million to ($35) million.

•
The Company also communicated its objective to attain adjusted EBITDA breakeven in 2026.

Amwell will host a conference call to discuss its financial results today at 5 p.m. ET, Wednesday, Feb.14. The call can be accessed via a live audio webcast at investors.amwell.com or by dialing 1-888-510-2008 for U.S. participants, or 1-646-960-0306 for international participants, referencing conference ID #7830032. A replay will be available via webcast shortly after the completion of the call, at the same web link.

Other than with respect to GAAP Revenue, the Company only provides guidance on a non-GAAP basis. The Company does not provide a reconciliation of forward-looking Adjusted EBITDA (non-GAAP) to GAAP net income (loss), due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. Because other deductions used to calculate projected net income (loss) vary dramatically based on actual events, the Company is not able to forecast on a GAAP basis with reasonable certainty all deductions needed in order to provide a GAAP calculation of projected net income (loss) at this time. The amount of these deductions may be material and, therefore, could result in projected GAAP net income (loss) being materially less than projected Adjusted EBITDA (non-GAAP).

About Amwell

Amwell provides a leading hybrid care delivery enablement platform in the United States and globally, connecting and enabling providers, payers, patients, and innovators to deliver greater access to more affordable, higher quality care. Amwell believes that hybrid care delivery will transform healthcare. We offer a single, comprehensive platform to support all digital health needs from urgent to acute and post-acute care, as well as chronic care management and healthy living. With nearly two decades of experience, Amwell powers the digital care of more than 50 health plans, which collectively represent more than 100 million covered lives, and many of the nation’s largest health systems. For more information, please visit https://business.amwell.com/.

©2024 American Well Corporation. All rights reserved. Amwell®, SilverCloud®, ConvergeTM, CarepointTM and the Amwell Logo are registered trademarks or trademarks of American Well Corporation.

Forward-Looking Statements

This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties and are based on our beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations, financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” or “would,” or the negative of these words or other similar terms or expressions.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements represent our beliefs and assumptions only as of the date of this release. These statements, and related risks, uncertainties, factors and assumptions, include, but are not limited to: our ability to successfully transition our clients to Converge without significant attrition; our ability to renew and upsell our client base; the election by the Defense Health Agency to deploy our solution across their entire enterprise; the continuation of the DHA relationship beyond July of 2025 with comparable financial terms; weak growth and increased volatility in the telehealth market; our ability to adapt to rapid technological changes; increased competition from existing and potential new participants in the healthcare industry; changes in healthcare laws, regulations or trends and our ability to operate in the heavily regulated healthcare industry; our ability to comply with federal and state privacy regulations; the significant liability that could result from a cybersecurity breach; and other factors described under ‘Risk Factors’ in our most recent form 10-K filed with the SEC. These risks are not exhaustive. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in the reports we have filed or will file with the Securities and Exchange Commission. These filings, when available, are available on the investor relations section of our website at investors.amwell.com and on the SEC’s website at www.sec.gov.

Contacts

Media:

Press@amwell.com

Investors:

Sue Dooley

sue.dooley@amwell.com

AMERICAN WELL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	As of December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$372,038	$538,546
Accounts receivable ($1,626 and $2,597, from related parties and net of allowances of $2,291 and $1,884, respectively)	54,146	58,372
Inventories	6,652	8,737
Deferred contract acquisition costs	2,262	1,394
Prepaid expenses and other current assets	14,484	19,567
Total current assets	449,582	626,616
Restricted cash	795	795
Property and equipment, net	572	1,012
Goodwill	—	435,279
Intangibles assets, net	120,248	134,980
Operating lease right-of-use asset	10,453	13,509
Deferred contract acquisition costs, net of current portion	4,792	3,394
Other assets	2,083	1,972
Investment in minority owned joint venture	1,180	—
Total assets	$589,705	$1,217,557
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,864	$7,236
Accrued expenses and other current liabilities	38,988	54,258
Operating lease liability, current	3,580	3,057
Deferred revenue ($1,286 and $1,665 from related parties, respectively)	46,365	49,505
Total current liabilities	93,797	114,056
Other long-term liabilities	1,425	1,574
Operating lease liability, net of current portion	8,206	11,787
Deferred revenue, net of current portion ($0 and $10 from related parties, respectively)	6,091	6,289
Total liabilities	109,519	133,706
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value; 100,000,000 shares authorized, no shares issued or outstanding as of December 31, 2023 and as of December 31, 2022	—	—
Common stock, $0.01 par value; 1,000,000,000 Class A shares authorized, 255,542,545 and 244,193,727 shares issued and outstanding, respectively; 100,000,000 Class B shares authorized, 27,390,397 shares issued and outstanding, respectively; 200,000,000 Class C shares authorized 5,555,555 issued and outstanding as of December 31, 2023 and as of December 31, 2022	2,879	2,766
Additional paid-in capital	2,234,768	2,160,108
Accumulated other comprehensive income (loss)	(15,650)	(16,969)
Accumulated deficit	(1,757,778)	(1,082,028)
Total American Well Corporation stockholders’ equity	464,219	1,063,877
Non-controlling interest	15,967	19,974
Total stockholders’ equity	480,186	1,083,851
Total liabilities and stockholders’ equity	$589,705	$1,217,557

AMERICAN WELL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share amounts)

	Three Months Ended December 31		Years Ended December 31,
	2023	2022	2023	2022
Revenue	$ 70,677	$ 79,233	$ 259,047	$ 277,190
Costs and operating expenses:
Costs of revenue, excluding depreciation and amortization of intangible assets	46,834	45,653	164,287	160,422
Research and development	26,347	27,685	105,827	138,487
Sales and marketing	21,801	23,260	86,460	81,628
General and administrative	24,385	41,044	126,645	146,353
Depreciation and amortization expense	8,265	6,434	31,492	26,153
Goodwill impairment	—	—	436,479	—
Total costs and operating expenses	127,632	144,076	951,190	553,043
Loss from operations	(56,955)	(64,843)	(692,143)	(275,853)
Interest income and other income (expense), net	8,172	4,014	19,422	6,123
Loss before benefit (expense) from income taxes and loss from equity method investment	(48,783)	(60,829)	(672,721)	(269,730)
Benefit (expense) from income taxes	(547)	160	(3,860)	(64)
Loss from equity method investment	(713)	(923)	(2,590)	(2,278)
Net loss	(50,043)	(61,592)	(679,171)	(272,072)
Net (loss) income attributable to non-controlling interest	(1,456)	(429)	(4,007)	(1,643)
Net loss attributable to American Well Corporation	$ (48,587)	$ (61,163)	$ (675,164)	$ (270,429)
Net loss per share attributable to common stockholders, basic and diluted	$ (0.17)	$ (0.22)	$ (2.38)	$ (0.99)
Weighted-average common shares outstanding, basic and diluted	287,993,317	278,412,300	284,256,743	274,249,749

AMERICAN WELL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, except share and per share amounts)

	Years Ended December 31,
	2023	2022	2021
Cash flows from operating activities:
Net loss	$(679,171)	$(272,072)	$(176,782)
Adjustments to reconcile net loss to net cash used in operating activities:
Goodwill impairment	436,479	—	—
Depreciation and amortization expense	31,512	26,167	16,089
Provisions for credit losses	1,057	806	714
Amortization of deferred contract acquisition costs	2,261	1,684	1,971
Amortization of deferred contract fulfillment costs	432	620	737
Noncash compensation costs incurred by selling shareholders	—	11,139	2,753
Accretion of discounts on debt securities	(10,010)	—	—
Interest on debt securities	10,010	—	—
Stock-based compensation expense	72,246	67,675	43,809
Loss on equity method investment	2,590	2,278	3,132
Deferred income taxes	(242)	(2,524)	(6,245)
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	3,248	(8,140)	(512)
Inventories	2,085	(1,207)	1,598
Deferred contract acquisition costs	(4,499)	(2,771)	(2,235)
Prepaid expenses and other current assets	4,694	(161)	(5,775)
Other assets	(76)	(235)	117
Accounts payable	(2,361)	(4,780)	5,546
Accrued expenses and other current liabilities	(15,139)	8,962	(380)
Other long-term liabilities	—	(25)	(16,705)
Deferred revenue	(3,459)	(19,739)	(9,369)
Net cash used in operating activities	(148,343)	(192,323)	(141,537)
Cash flows from investing activities:
Purchases of property and equipment	(192)	(292)	(559)
Capitalized software development costs	(15,056)	(10,155)	—
Investment in less than majority owned joint venture	(3,920)	(1,960)	(2,548)
Purchases of investments	(389,990)	(499,223)	—
Proceeds from sales and maturities of investments	389,990	500,000	100,000
Acquisitions of business, net of cash acquired	—	—	(156,526)
Net cash used in investing activities	(19,168)	(11,630)	(59,633)
Cash flows from financing activities:
Proceeds from exercise of common stock options	569	5,740	20,806
Proceeds from employee stock purchase plan	2,164	2,503	1,599
Payments for the purchase of treasury stock	(586)	(360)	(15,038)
Proceeds from Section 16(b) disgorgement	—	295	—
Payment of contingent consideration	—	(11,790)	—
Payment of deferred offering costs	—	—	(1,613)
Net cash provided by (used in) financing activities	2,147	(3,612)	5,754
Effect of exchange rates changes on cash, cash equivalents, and restricted cash	(1,144)	(305)	(84)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(166,508)	(207,870)	(195,500)
Cash, cash equivalents, and restricted cash at beginning of period	539,341	747,211	942,711
Cash, cash equivalents, and restricted cash at end of period	$372,833	$539,341	$747,211
Cash, cash equivalents, and restricted cash at end of period:
Cash and cash equivalents	372,038	538,546	746,416
Restricted cash	795	795	795
Total cash, cash equivalents, and restricted cash at end of period	$372,833	$539,341	$747,211
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$5,003	$1,723	$1,587
Supplemental disclosure of non-cash investing and financing activities:
Issuance of common stock in acquisitions	$—	$—	$144,107
Issuance of common stock in settlement of earnout	$—	$17,243	$—
Receivable related to exercise of common stock options	$—	$—	$74

Non-GAAP Financial Measures:

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, of US GAAP, we use adjusted EBITDA, which is a non-U.S GAAP financial measure to clarify and enhance an understanding of past performance. We believe that the presentation of adjusted EBITDA enhances an investor’s understanding of our financial performance. We further believe that adjusted EBITDA is a useful financial metric to assess our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business. We use certain financial measures for business planning purposes and in measuring our performance relative to that of our competitors. We utilize adjusted EBITDA as the primary measure of our performance.

We calculate adjusted EBITDA as net loss adjusted to exclude (i) interest income and other income, net, (ii) tax benefit and expense, (iii) depreciation and amortization, (iv) goodwill impairment, (v) stock-based compensation expense, (vi) severance expenses, (vii) capitalized software costs, (viii) litigation expenses related to the defense of our patents in the patent infringement claim filed by Teladoc and (ix) other items affecting our results that we do not view as representative of our ongoing operations, including noncash compensation costs incurred by selling shareholders and adjustments made to the contingent consideration.

We believe adjusted EBITDA is commonly used by investors to evaluate our performance and that of our competitors. However, our use of the term adjusted EBITDA may vary from that of others in our industry. Adjusted EBITDA should not be considered as an alternative to net loss before taxes, net loss, loss per share or any other performance measures derived in accordance with U.S. GAAP as measures of performance.

Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of the limitations of adjusted EBITDA include (i) adjusted EBITDA does not properly reflect capital commitments to be paid in the future, and (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and adjusted EBITDA does not reflect these capital expenditures. Our legal, accounting and other professional expenses reflect cash expenditures and we expect such expenditures to recur from time to time. Our adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate adjusted EBITDA in the same manner as we calculate the measure, limiting its usefulness as a comparative measure.

In evaluating adjusted EBITDA, you should be aware that in the future we will incur expenses similar to the adjustments in this presentation. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-recurring items. Adjusted EBITDA should not be considered as an alternative to loss before benefit from income taxes, net loss, earnings per share, or any other performance measures derived in accordance with U.S. GAAP. When evaluating our performance, you should consider adjusted EBITDA alongside other financial performance measures, including our net loss and other GAAP results.

The following table presents a reconciliation of adjusted EBITDA from the most comparable GAAP measure, net loss, for the three months and year ended December 31, 2023 and 2022 and the three months ended September 30, 2023:

	Three Months Ended December 31		Years Ended December 31,		Three Months Ended September 2023
(in thousands)	2023	2022	2023	2022
Net loss	$ (50,043)	$ (61,592)	$ (679,171)	$ (272,072)	$ (137,104)
Add:
Depreciation and amortization	8,265	6,434	31,492	26,153	8,266
Interest and other income, net	(8,172)	(4,014)	(19,422)	(6,123)	(7,978)
Benefit (expense) from income taxes	547	(160)	3,860	64	1,122
Goodwill impairment	—	—	436,479	—	78,894
Stock-based compensation	12,631	20,840	72,040	69,144	16,899
Severance(1)	1,074	—	4,414	—	1,359
Noncash expenses and contingent consideration adjustments(2)	—	5,227	—	12,153	—
Capitalized software development costs	(1,220)	(10,155)	(15,056)	(10,155)	—
Litigation expense(3)	—	—	—	5,575	—
Adjusted EBITDA	$ (36,918)	$ (43,420)	$ (165,364)	$ (175,261)	$ (38,542)

(1)
Severance costs associated with the termination of employees during the three months and year ended December 31, 2023 and the three months ended September 30, 2023.
(2)
Noncash expenses and contingent consideration adjustments include, noncash compensation costs incurred by selling shareholders and adjustments made to the contingent consideration.
(3)
Litigation expense relates to legal costs related to the Teladoc litigation which was dismissed pursuant to a confidential settlement between the parties in 2022.